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As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Forms S-8 No. 333-20421 and No. 333-21211 of
Strategic Diagnostics Inc. (formerly EnSys Environmental Products, Inc.)

                                                  ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
     March 6, 1998